Exhibit 5.2

Troutman Pepper Locke LLP Bank of America Plaza, 600 Peachtree Street NE, Suite 3000 Atlanta, GA 30308
troutman.com

April 24, 2025

Deluxe Corporation

801 S. Marquette Ave.

Minneapolis, MN 55402-2807

Ladies and Gentlemen:

We have acted as counsel to Deluxe Corporation, a Minnesota corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-3ASR (the “Registration Statement”) to be filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), for the purpose of registering with the Commission the following securities that may be issued by the Company (the “Securities”) from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act:

1.	Shares of common stock, par value $1.00 per share, of the Company (the “Common Stock”);

2.	Debt securities, in one more series, of the Company (the “Debt Securities”), which may be fully and unconditionally guaranteed by the Company or one of its subsidiaries (the Guarantor”), which are to be issued pursuant to an indenture between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), in a form of which is included as Exhibit 4.1 to the Registration Statement (the “Indenture”);

3.	Guarantees of Debt Securities of the Company by the Guarantor (the “Guarantees”);

4.	Warrants of the Company to purchase other Securities (the “Warrants”), which are to be issued pursuant to one or more warrant agreements between the Company and a warrant agent or other party to be named therein (the “Warrant Agreement(s)”);

5.	Units of the Company comprised of one or more Debt Securities and Warrants, in any combination, with each unit to be issued so that the holder of the unit is also the holder of each security included in the unit (the “Units”), which are to be issued pursuant to unit agreements between the Company and a unit agent or other party to be named therein (the “Unit Agreement(s)”); and

6.	Rights to purchase shares of our Common Stock and/or any of the other Securities (the “Rights”) which are to be issued under one or more rights agreements between the Company and an agent or other party to be named therein (the “Rights Agreement(s)”).

The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a “Prospectus Supplement”) to the prospectus (the “Prospectus”) contained in the Registration Statement. This opinion is being furnished to you at your request in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.

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We, as your counsel, have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, and other instruments, certificates, orders, opinions, correspondence with public officials, certificates provided by the Company’s officers and representatives, and other documents as we have deemed necessary or advisable for the purposes of rendering the opinions set forth herein, including (i) the corporate and organizational documents of the Company, including the Amended and Restated Articles of Incorporation, as amended to date (the “Articles”), and the Bylaws of the Company, as amended to date, (ii) the resolutions of the Board of Directors of the Company (the “Board”) with respect to the Registration Statement and related matters, and (iii) the Registration Statement and exhibits thereto, including the Prospectus.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed is true and correct, (ii) all signatures on all documents examined are genuine and provided by natural persons with legal capacity and authority to execute such documents, (iii) all documents submitted as originals are authentic and all documents submitted as copies conform to the originals of those documents, (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will not have been terminated or rescinded, (v) a Prospectus Supplement, if necessary, will have been prepared and filed with the Commission describing any Securities that are offered, (vi) all Securities will be issued and/or sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and any applicable Prospectus Supplement or term sheet, (vii) each of the Securities, and the instruments pursuant to which they are duly authorized and established, will have been specifically authorized for issuance by the Board or an authorized committee thereof (the “Company Authorizing Resolutions”), (viii) the terms of each of the Securities and of their respective issuance and sale will have been duly authorized and established in conformity with the applicable corporate and organizational documents of the Company, the Indenture, the Guarantees, the Warrant Agreements, the Unit Agreements or the Rights Agreements, as the case may be, (ix) each of the Securities will have been duly executed and countersigned, (x) the Company will have received the consideration provided for in the Company Authorizing Resolutions and any applicable purchase, underwriting or similar agreement and as contemplated by any applicable Prospectus Supplement, (xi) the applicable Indenture, Guarantees, Warrant Agreements, Unit Agreements and Rights Agreements will be duly authorized, executed and delivered by the parties thereto, (xii) with respect to the Common Stock, there will be sufficient shares of Common Stock authorized under the Articles and not otherwise reserved for issuance, (xiii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered thereby will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, and (xiv) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will have been duly and validly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise.

As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials.

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We have also assumed that (i) the Company will continue to be validly existing and in good standing under the laws of Minnesota, and will have all requisite power and authority to enable it to execute, deliver and perform its obligations under the Securities and the related documents, (ii) the Securities will be established so as not to, and such execution, delivery and performance thereof (including the documents establishing them) will not, violate, conflict with or constitute a default under any applicable laws, rules or regulations to which the Company is subject, (iii) such execution, delivery and performance do not and will not constitute a breach, conflict, default or violation of (a) the Company’s organizational documents, or any agreement or other instrument to which the Company or its properties are subject, (b) any judicial or regulatory order or decree of any governmental authority or (c) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority, (iv) the Debt Securities will not bear interest at a rate that is usurious under the laws of the jurisdiction governing the creation thereof and will not provide for the compounding of interest if prohibited by applicable law and (v) the choice of law in each of the agreements is legal, valid, binding and enforceable under the laws of all applicable jurisdictions.

We are members of the bar of the State of New York and are not purporting to be experts on, or generally familiar with, or qualified to express legal conclusions based upon, laws of any state or jurisdiction other than the federal laws of the United States of America and the State of New York and we express no opinion as to the effect of the laws of any other jurisdiction or as to the securities or blue sky laws of any state (including, without limitation, New York), municipal law or the laws of any local agencies within any state (including, without limitation, Minnesota). This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. Insofar as this opinion relates to matters which are governed by the laws of the State of Minnesota, we have relied on the opinion of Jeffrey L. Cotter, Esq., General Counsel of the Company, addressed to you of even date herewith, which is being filed as Exhibit 5.1 to the Registration Statement.

The opinions herein are subject to, and qualified and limited by the effects of (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense contained in the Indenture, Guarantees, Supplemental Indenture or Debt Securities which may be unenforceable, (e) requirements that a claim with respect to any Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

Based on the foregoing and in reliance thereon, and subject to the limitations, qualifications, assumptions, exceptions and other matters set forth herein, we are of the opinion that:

1.	Assuming the Indenture and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed and delivered by the Trustee, the Company and, if applicable, the Guarantor; the specific terms of a particular series of Debt Securities and, if applicable, the related Guarantees have been duly authorized and established in accordance with the Indenture; and such Debt Securities and any related Guarantees have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of the Company and each of the related Guarantees will constitute valid and binding obligations of the Guarantor, enforceable in accordance with their terms.

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2.	When the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the applicable agent and the Company; the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement; and such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

3.	When the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by the applicable agent and the Company; the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement; and such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

4.	When the Rights Agreement to be entered into in connection with the issuance of any Rights has been duly authorized, executed and delivered by the applicable agent and the Company; the specific terms of the Rights have been duly authorized and established in accordance with the Rights Agreement; and such Rights have been duly authorized, executed, issued and delivered in accordance with the Rights Agreement and the applicable underwriting or other agreement against payment therefor, such Rights will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

Our opinion is as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention and we disavow any undertaking to advise you of any changes in law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Validity of the Securities” in the Prospectus and Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Troutman Pepper Locke LLP